Exhibit 99.1

SenesTech Announces Closing of Public Offering of Common Stock

CEO Ken Siegel and Other Insiders Anchored the Offering by Purchasing Over $1 Million of the Offered Common Stock

FLAGSTAFF, Ariz., July 16, 2019 /PRNewswire/ -- SenesTech, Inc. (Nasdaq: SNES), a developer of proprietary technologies for managing animal pest populations through fertility control, today announced that it has closed the public offering of common stock, as was announced on Thursday, July 11, 2019, with gross proceeds of $4.1 million.

The offering was common stock only and did not include dilutive warrants. The proceeds allow the Company to fully engage in sales and marketing efforts in California and other target markets.

The Company also announced that CEO Ken Siegel and other insiders anchored the offering by purchasing over $1 million of the offered common stock.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The shares were issued pursuant to a “shelf” registration statement on Form S-3 (Registration No. 333-225712) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) on August 24, 2018. The final prospectus supplement describing the terms of the offering was filed with the SEC on July 15, 2019, and is available on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained from H.C. Wainwright & Co., LLC, 430 Park Avenue 3rd Floor, New York, NY 10022, or by calling (646) 975-6996 or by emailing placements@hcwco.com or at the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. Any offer, if at all, will be made only by means of the prospectus supplement and accompanying prospectus forming a part of the effective registration statement.

About SenesTech
SenesTech has developed and is in the process of commercializing a proprietary technology for managing animal pest populations, primarily rat populations, through fertility control. For more information visit the SenesTech website at www.senestech.com.

Safe Harbor Statement

This release contains “forward-looking statements” that involve estimates, assumptions, risks and uncertainties. Any forward-looking statements describe future expectations, beliefs, plans, results, objectives, assumptions or strategies and are generally preceded by words such as “may,” “future,” “plan” or “planned,” “will,” “should,” “expected,” “anticipates,” “draft,” “continue,” “eventually,” “believes,” or “projected.” Forward-looking statements include, but are not limited to, statements regarding the Company’s expectations on the completion, timing and size of the proposed public offering and the anticipated use of proceeds therefrom; deployment of the Company’s product; the continuation or expansion of the use of ContraPest; demand for ContraPest; the Company’s confidence in its marketing and strategy resulting in growth; the Company’s continuing to control cost and improve gross margins and financial results; the Company’s expectations on regulatory developments; and the Company’s execution of its strategic business plan.

Investors should not unduly rely on forward-looking statements. Such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those made in the forward-looking statements, including risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering as well as uncertainties as result of various factors and other risks, such as market acceptance and demand for the Company’s products, customers completing order commitments, the Company’s ability to reduce costs and execute on its plans and continuing to believe it is following the best strategy, the Company having sufficient financing, and other factors identified in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K and quarterly reports filed on Form 10-Q. All forward-looking statements speak only as of the date on which they were made based on management’s assumptions as of such date. The Company does not undertake any obligation to update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise, except as required by law.

SOURCE SenesTech, Inc.

For further information: Investors: Robert Blum, Joe Dorame, Joe Diaz, Lytham Partners, LLC, 602-889-9700, senestech@lythampartners.com, or Company: Tom Chesterman, Chief Financial Officer, SenesTech, Inc., 928-779-4143